Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 2,381,471,372.96	0.0001381	$ 328,881.20
Fees Previously Paid
	Total Transaction Valuation:	$ 2,381,471,372.96
	Total Fees Due for Filing:			$ 328,881.20
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 319,483.94
	Net Fee Due:			$ 9,397.26
Offering Note
[1]	Estimated solely for the purpose of calculating the filing fee pursuant to Rule 0-11(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the transaction value was calculated as the product obtained by multiplying (i) $6.16875, the average of the high and low sales prices per American Depositary Share of Cadeler A/S ("Cadeler", each representing four (4) Cadeler Shares (as defined below)(each a "Cadeler ADS") on September 15, 2026, as reported by the New York Stock Exchange, divided by four, the Cadeler Share-to-ADS ratio, and (ii) 386,053,341, the estimated maximum number of ordinary shares of Cadeler, with a nominal value of DKK 1.00 per share (each, a "Cadeler Share") (including Cadeler Shares represented by Cadeler ADSs) that may be exchanged in the offer described herein. The amount of the filing fee was calculated in accordance with Rule 0-11(d) under the Exchange Act and Fee Rate Advisory No. 1 for Fiscal Year 2026 beginning on October 1, 2025, issued August 25, 2025, as the product obtained by multiplying the transaction value by 0.0001381.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1		F-4	333-298599	08/27/2026		$ 319,483.94
Fee Offset Sources		Cadeler plc	F-4	333-298599		08/27/2026		$ 319,483.94
Explanation of the basis for claimed offset:
[1]	The Registrant paid $319,483.94 with the submission of its Registration Statement on Form F-4, filed with the Securities and Exchange Commission on August 27, 2026 (File No. 333-298599).